Exhibit 99.1

Sabine Royalty Trust

News Release

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR MARCH

     Dallas, Texas, March 4, 2004 – Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE – SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.18951 per unit, payable on March 29, 2004, to unit holders of record on March 15, 2004.

     Due to the timing of the end of the month of February, approximately $1,426,000 of revenue received will be posted in the following month of March in addition to normal receipts during March. Approximately $1,245,000 in revenue was received on March 1, 2004.

     Effective March 15, 2004, Mellon Investor Services, transfer agent for Sabine Royalty Trust, will offer a new toll free number dedicated to Sabine Royalty Trust, to provide account service assistance for registered unit holders of the Trust. That toll free number is 800-874-2086.

     Tax Information for 2003 is now available. For the Tax Information guide and more information on Sabine Royalty Trust, please visit our website at www.sbr-sabineroyalty.com.

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Contact:	Ron E. Hooper Senior Vice President Bank of America, N.A. Toll Free – 800.365.6541